SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                 April 25, 2001
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                               TREMONT CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



 Delaware                         1-10126                          76-0262791
--------------------------------------------------------------------------------
(State or other                 (Commission                     (IRS Employer
 jurisdiction of                 File Number)                    Identification
 incorporation)                                                  Number)


1999 Broadway, Suite 4300, Denver, CO                             80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)



                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:  Other Events

     On April 25, 2001 the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant regarding Registrant's 1st quarter financial results for 2001.



Item 7:      Financial Statements, Pro Forma Financial Information and Exhibits

       (c)   Exhibits

             Item No.   Exhibit List
             --------   --------------------------------------------------------

             99.1       Press release dated April 25, 2001 issued by Registrant.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                TREMONT CORPORATION
                                                 (Registrant)




                                            By:___________________________
                                                Robert E. Musgraves
                                                Vice President, General Counsel
                                                   and Secretary




Date: April 27, 2001

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                TREMONT CORPORATION
                                                 (Registrant)




                                                By: /s/ Robert E. Musgraves
                                                -------------------------------
                                                Robert E. Musgraves
                                                Vice President, General Counsel
                                                  and Secretary




Date: April 27, 2001

                                                                   Exhibit 99.1

                                  PRESS RELEASE


FOR IMMEDIATE RELEASE:                                CONTACT:

Tremont Corporation                                   Mark A. Wallace
1999 Broadway, Suite 4300                             Vice President and
Denver, Colorado 80202                                  Chief Financial Officer
                                                      (303) 296-5615


                      TREMONT REPORTS FIRST QUARTER RESULTS

     DENVER, COLORADO . . . April 25, 2001 . . . Tremont Corporation (NYSE: TRE) reported net income for the first quarter of 2001 of $4.5 million, or $.72 per diluted share, compared to a net loss of $1.8 million, or $.30 per share, for the same quarter in 2000.

     The Company's equity in earnings of 39%-owned TIMET was $.1 million in the first quarter of 2001 compared to a loss before extraordinary item of $4.0 million in the first quarter of 2000. TIMET reported a loss before special items of $3.8 million in the first quarter of 2001 compared to a loss before special and extraordinary items of $8.3 million in the first quarter of 2000. TIMET sales of $124 million in the first quarter of 2001 were 18% higher than the year-ago period. This resulted principally from the net effects of an 18% increase in mill product sales volume, a 4% decrease in mill product selling prices (expressed in U.S. dollars using actual foreign currency exchange rates prevailing during the respective periods) and changes in product mix. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices decreased 1%. Melted product (ingot and slab) sales volume increases of 75% from year-ago levels were partially offset by selling price decreases of 3%.

     As compared to the fourth quarter of 2000, TIMET's sales were impacted by an 8% increase in mill product sales volume, a 3% increase in mill product selling prices (expressed in U.S. dollars) and changes in product mix. In billing currencies, mill product selling prices increased 2%. Melted product sales volume in the first quarter of 2001 was unchanged compared to the fourth quarter of 2000, while selling prices increased 7%. TIMET's backlog at March 31, 2001 was approximately $290 million, compared to $185 million at the end of March 2000 and $245 million at year-end 2000.

     In April 2001, TIMET announced that it had reached a settlement of the litigation between TIMET and The Boeing Company ("Boeing") relating to the parties' 1997 long-term titanium purchase and supply agreement. TIMET will receive a cash payment pursuant to the settlement. The parties have also entered into an amended long-term agreement that, among other things, provides Boeing with the right to purchase up to 7.5 million pounds of titanium products annually from TIMET through 2007. TIMET expects to report pre-tax income of approximately $60 million to $65 million in the second quarter of 2001 in connection with this settlement, including the cash settlement net of associated legal, profit sharing, and other costs.

     The Company's equity in earnings of 20%-owned NL Industries was $6.1 million in the first quarter of 2001 compared to $3.9 million in the first quarter of 2000. NL reported net income of $34.6 million for the first quarter of 2001 compared to net income of $23.7 million in the first quarter of 2000. Operating income of Kronos' titanium dioxide pigments ("TiO2") business in the first quarter of 2001 increased 12% to $51.9 million compared to $46.2 million in the first quarter of 2000. The improved operating income is primarily due to higher average selling prices in billing currencies and higher production volume, partially offset by lower sales volume.

     Kronos' average selling price in billing currencies (which excludes the effects of foreign currency translation) during the first quarter of 2001 was 5% higher than the first quarter of 2000 and 1% lower than the fourth quarter of 2000. Compared to the fourth quarter of 2000, prices were lower in all major markets. The average selling price in billing currencies in March was 1% lower than the average selling price during the first quarter. Kronos' first-quarter 2001 average selling price expressed in U.S. dollars computed using actual foreign currency exchange rates prevailing during the respective periods was 1% higher than the first quarter of 2000 and 2% higher than the fourth quarter of 2000.

     Kronos' first-quarter 2001 sales volume decreased 7% from the record first quarter of 2000 and increased 11% from the fourth quarter of 2000. Sales volume in the first quarter of 2001 was 7% and 11% lower in Europe and North America, respectively, compared to the first quarter of 2000 while export volume increased by 7%. Compared to the fourth quarter of 2000, sales volume increased by more than 10% in each of Kronos' major markets. Finished goods inventory levels at the end of March increased slightly from December 2000 levels and represent about two months of sales.

     First-quarter 2001 production volume was 2% higher than the comparable 2000 period with operating rates near full capacity in both periods. Production at NL's Leverkusen facility was adversely affected late in the first quarter by the previously reported fire. Production rates at NL's Leverkusen chloride-process plant returned to full capacity on April 8th, and NL's Leverkusen sulfate-process plant is expected to be over 50% operational in August 2001 and fully operational in October 2001.

     NL believes that the damages to property and the business interruption losses caused by the fire are covered by insurance. No insurance proceeds have been recognized during the first quarter of 2001 for the business interruption portion of the loss because the amount of such proceeds is presently not determinable. No provision for impairment of the damaged fixed assets has been recognized because NL believes the insurance proceeds will exceed their carrying value.

     An agreement was reached in January 2001 with the remaining members of NL's remaining principal former insurance carrier group to settle certain insurance coverage claims. NL recognized a $10.3 million net pretax gain in the first quarter of 2001. A majority of the proceeds from the settlement were transferred by the remaining members of the insurance carrier group in April to a special-purpose trust established to pay future remediation and other environmental expenditures of NL.

     The Company's equity in earnings of other joint ventures principally represents earnings from its real estate development partnership. The Company's effective tax rate for the first quarter of 2001 is less than the statutory income tax rate because a portion of the Company's equity in earnings of NL are tax-free to the extent the Company receives dividends from NL.

     The statements contained in this release that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of TIMET's and NL's businesses, the sensitivity of TIMET's and NL's businesses to global industry capacity, the performance of The Boeing Company and other aerospace manufacturers under their long-term purchase agreements with the TIMET, the difficulty in forecasting demand for titanium products, global economic and political conditions, changes in product pricing and costs, the impact of long-term contracts with vendors or the ability to reduce or increase supply or achieve lower costs, operating interruptions, fluctuations in currency exchange rates, customer inventory levels, competitive technology positions, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), recoveries from insurance claims and the timing thereof, the ultimate resolution of pending or possible future litigation and legislative developments and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements.

     Tremont, headquartered in Denver, Colorado, is principally a holding company with operations in the titanium metals business, conducted through TIMET, in the TiO2 business, conducted through NL, and in real estate development, conducted through The Landwell Company.

                                    o o o o o



                               TREMONT CORPORATION

                       SUMMARY OF CONSOLIDATED OPERATIONS

                      (In millions, except per share data)
                                   (Unaudited)


                                                                           Quarters Ended
                                                                             March 31,
                                                                     ---------------------------
                                                                        2001           2000
                                                                        ----           ----

Equity in earnings (loss) of:
     TIMET                                                             $    .1         $ (4.0)
     NL Industries                                                         6.1            3.9
     Other                                                                  .7             .3
                                                                     -----------    ------------
                                                                           6.9             .2
Corporate expenses, net                                                     .6             .5
Interest expense                                                            .3             .3
                                                                     -----------    ------------

     Income (loss) before taxes and minority interest                      6.0            (.6)

Income tax expense                                                         1.5             .8
Minority interest                                                          -               .1
                                                                     -----------    ------------

     Income (loss) before extraordinary item                               4.5           (1.5)

Equity in extraordinary loss of TIMET-
   early extinguishment of debt                                            -              (.3)
                                                                     -----------    ------------

   Net income (loss)                                                   $   4.5         $ (1.8)
                                                                     ===========    ============

Earnings (loss) per share:
   Before extraordinary item:
       Basic                                                            $  .73         $ (.24)
       Diluted                                                          $  .72           (.24)
   Net income (loss):
       Basic                                                            $  .73         $ (.30)
       Diluted                                                          $  .72         $ (.30)

Weighted average shares outstanding:
     Common shares                                                         6.2            6.4
     Diluted shares                                                        6.3            6.4
